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                                 EXHIBIT 99.3

                 FORM OF PROXY FOR USE BY THE SHAREHOLDERS OF
                              EAGLE NATIONAL BANK



                                     PROXY

                              EAGLE NATIONAL BANK

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned shareholder of Eagle National Bank (the "Bank") hereby appoints Bobby Lutz and Christopher G. Griffith, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of the Bank that the undersigned would be entitled to vote, at the annual meeting of shareholders to be held on Tuesday, October 31, 2000, at 10:00 a.m., local time, at 5006 Verde Valley, Dallas, Texas, or at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

     1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION DATED ___________, 2000, BETWEEN THE BANK AND NEW EAGLE BANK WHICH PROVIDE FOR THE CONSOLIDATION OF NEW EAGLE BANK WITH AND INTO THE BANK.

          _____ FOR             _____ AGAINST            _____ ABSTAIN

     2. PROPOSAL TO ELECT AS DIRECTORS THE ELEVEN (11) PERSONS LISTED BELOW TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

     _____  FOR all nominees listed below      _____  WITHHOLD AUTHORITY to vote
            (except as marked to the contrary         for all nominees listed
            below)                                    below

     Donald A. Bailey, Harold L. Campbell, Christopher G. Griffith, Clyde W. Hensley, Bobby Lutz, Randy Pack, Jon Roy Reid, Ronald W. Rhoades, John M. Yeaman, Thomas R. Youngblood, Patrick G. Adams.

     [to withhold authority for any individual nominee, strike a line through the nominee's name in the list above]

     This proxy confers authority to vote "FOR" each proposition listed above unless otherwise is indicated. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of management. The Board of Directors recommends a vote "FOR" each of the listed positions.

     Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark, sign, date and return this proxy promptly using the enclosed self addressed, stamped envelope.

                                         Dated: ________________________________


                                         _______________________________________
                                         Signature


                                         _______________________________________
                                         Signature if Jointly Held